UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 10, 2018 (September 4, 2018)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
President Appointment
On September 5, 2018, comScore, Inc. (the “Company”) announced that Sarah Hofstetter would join the Company as President, effective October 4, 2018 (the “Effective Date”).
Ms. Hofstetter, 44, has served as Chairwoman of 360i, a digitally led advertising agency, since May 2018. She previously served as Chief Executive Officer of 360i from October 2013 to April 2018, and concurrently served as a director of the American Association of Advertising Agencies. Before becoming CEO, she was 360i’s President (2010 to 2013) and Senior Vice President of Brand Strategy & Emerging Media (2006 to 2010). Prior to joining 360i, Ms. Hofstetter was President and Founder of Kayak Communications, a marketing agency, and before that held a series of senior leadership positions with Net2Phone, a provider of VoIP technology. Ms. Hofstetter is an AAF Hall of Achievement honoree and has been named to the Adweek Power 100 for the past three years.
The Company and Ms. Hofstetter entered into an employment agreement dated September 4, 2018 (the “Employment Agreement”), pursuant to which Ms. Hofstetter will serve as the Company’s President beginning on the Effective Date. The initial term of the Employment Agreement is three years, with automatic renewal for successive one-year periods unless either party provides the other with written notice of non-renewal at least 60 days prior to the date of automatic renewal (the initial term, together with any renewal periods, the “Term”).
Pursuant to the Employment Agreement, Ms. Hofstetter will receive an annual base salary of $450,000 (which may be increased, but not decreased, during the Term). She will be eligible to participate in the Company’s executive compensation program, consistent with other executive officers of the Company and her roles and responsibilities. Under the executive compensation program, Ms. Hofstetter will be eligible to participate in the Company’s annual incentive compensation plan beginning in 2019, with a target award equal to 75% of her base salary. For 2018, Ms. Hofstetter will be eligible for a one-time discretionary bonus with a guarantee of $85,000, to be paid no later than March 15, 2019. She will also be eligible to participate in the Company’s long-term equity incentive program, with an annual target opportunity of $2,000,000 (which may be increased, but not decreased, during the Term). In addition, Ms. Hofstetter will receive a one-time sign-on bonus of $875,000, 50% of which will be paid in cash in two equal installments on November 15, 2018 and the date that is 18 months after the Effective Date (subject to accelerated payment upon certain terminations of employment or a change in control). The remaining 50% will be issued in the form of restricted stock units, to vest in three equal installments on the first three anniversaries of the Effective Date (subject to accelerated payment upon certain termination of employment or a change in control). Additional details regarding Ms. Hofstetter’s 2018 long-term incentive award and sign-on award are set forth below under “Executive Long-Term Incentive Awards.” Ms. Hofstetter will also be eligible for the Company’s standard benefits programs.
The Employment Agreement provides that if the Company terminates Ms. Hofstetter’s employment without cause (as such term is defined in the Employment Agreement), or if Ms. Hofstetter resigns from such employment for good reason (as such term is defined in the Employment Agreement), then, subject to her delivery of an effective release of claims and compliance with certain post-employment covenants, she would be eligible to receive (i) payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under the Company’s plans, policies and arrangements; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if her severance period exceeds the permitted COBRA participation period) for her severance period; and (iii) the following salary and short-term incentive payments, depending on the time of termination or resignation:

Time of Termination or Resignation	Additional Salary and Short-Term Incentive Benefit
Prior to a change of control
Salary: Continuing payments at an annual rate equal to the sum of her annual base salary and target short-term incentive award then in effect, for 12 months following termination, to be paid periodically in accordance with the Company’s normal payroll policies.
Short-Term Incentive Benefit: A lump sum cash payment equal to the product of multiplying (A) the full-year short-term incentive award she would have earned had she remained employed through the end of the calendar year of her termination based on the degree of satisfaction of the applicable performance objectives (with any individual subjective performance objectives deemed achieved at the target level) by (B) a fraction, the numerator of which is the total number of days that have elapsed during the calendar year through the date of termination and the denominator of which is the total number of days in such calendar year.

On or within 24 months after a change in control
Salary: A lump sum cash payment (less applicable withholding taxes) equal to the sum of (A) 1.5 times her annual base salary in effect immediately prior to her termination date or, if greater, at the level in effect immediately prior to the change in control plus (B) 150% of her target short-term incentive award for the year in which her termination occurs.
Short-Term Incentive Benefit: A lump sum cash payment equal to the product of multiplying (A) an amount equal to the greater of (1) her target short-term incentive award for the calendar year of her termination and (2) the projected full-year short-term incentive award she would have earned had she remained employed through the end of the calendar year of her termination based on the degree of satisfaction of the applicable performance objectives (as determined in good faith by the Compensation Committee of the Board of Directors of the Company) by (B) a fraction, the numerator of which is the total number of days that have elapsed during the calendar year through the date of termination and the denominator of which is the total number of days in such calendar year.

Further, if Ms. Hofstetter is terminated without cause or resigns for good reason, the Employment Agreement provides that her then-outstanding and unvested equity awards would be subject to the following treatment, depending on the time of termination or resignation:

Time of Termination or Resignation	Outstanding and Unvested Equity Awards
Prior to a change of control
Equity Awards Not Subject to Performance Goals: Such awards will vest in an amount equal to (1) the product of (A) the total number of shares subject to such award and (B) a fraction (not to exceed 1), the numerator of which is the sum of the number of days elapsed from the grant date of the award to the date of termination of employment, and the denominator of which is the full number of days in the award’s vesting period, less (2) the number of shares already vested under the award as of the date of termination.
Equity Awards Subject to Performance Goals: Such awards will vest in an amount equal to (1) the product of (A) the total number of shares subject to such award that would be earned at the end of the performance period if she had remained employed through the performance period and based on actual performance in accordance with the terms of the plan and agreement under which the award was granted and (B) a fraction (not to exceed 1), the numerator of which is the sum of the number of days elapsed from the grant date of the award to the date of termination of employment, and the denominator of which is the full number of days in the award’s vesting period, less (2) the number of shares already vested under the award as of the date of termination.

On or within 24 months after a change in control
Equity Awards Not Subject to Performance Goals: Such awards will vest in full.
Equity Awards Subject to Performance Goals: Such awards will vest in an amount equal to either (a) the target number of shares subject to the award or (b) if at least 50% of the applicable performance period has been completed as of the date of termination and it would result in a greater number of shares becoming vested, the projected total number of shares that would have been expected to be earned had she remained employed through the end of the applicable performance period (as determined in good faith by the Compensation Committee), less the number of shares already vested under the award as of the date of termination.

In the event that the payments or benefits under the Employment Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and (ii) would subject Ms. Hofstetter to the excise tax imposed by Section 4999 of the Code, Ms. Hofstetter would receive such payment as would entitle her to receive the greatest after-tax benefit.
Finally, Ms. Hofstetter will receive reimbursement of up to $5,000 in reasonable attorneys’ fees and other expenses related to the negotiation of the Employment Agreement.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Ms. Hofstetter is expected to enter into the Company’s form of indemnification agreement for directors and executive officers (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company will agree to indemnify Ms. Hofstetter against certain liabilities that may arise by reason of her status or service as President and to advancement of her expenses incurred as a result of any proceeding as to which she may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Ms. Hofstetter may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.

There are no family relationships between Ms. Hofstetter and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Ms. Hofstetter and any other persons pursuant to which she was selected as President. Other than as described above, there is no material plan, contract or arrangement to which Ms. Hofstetter is a party or in which she participated in connection with her appointment as President of the Company.
As described above, Ms. Hofstetter has served as an executive of 360i, which is a customer of the Company. In 2017 and the first seven months of 2018, the Company recognized revenue of $0.3 million from transactions with 360i in the normal course of business.
Executive Long-Term Incentive Awards
On September 7, 2018, the Compensation Committee, after consultation with its outside compensation consultant, granted performance-based restricted stock units and time-based restricted stock units to certain executive officers of the Company under the Company’s 2018 Equity and Incentive Compensation Plan (the “Plan”). The following table sets forth the target awards granted to the Company’s named executive officers under the Plan:

Name and Position	Award Type	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units
Bryan Wiener Chief Executive Officer	2018 Annual	72,695	109,042
Gregory Fink Chief Financial Officer	2018 Annual	16,502	24,753
Carol DiBattiste General Counsel & Chief Compliance, Privacy and People Officer	2018 Annual 2017 Annual	16,502 16,502	24,753 24,753
The grants of performance-based restricted stock units were made pursuant to the terms of a Performance Restricted Stock Units Award Agreement, which sets forth the terms and conditions of performance-based restricted stock units granted under the Plan. The 2018 performance-based restricted stock units will vest on March 1, 2021 and convert into shares of the Company’s common stock based on, and subject to, the achievement of certain revenue and adjusted earnings before interest income, interest expense, income taxes, depreciation and amortization (EBITDA) goals established by the Compensation Committee and set forth in the Performance Restricted Stock Units Award Agreement. Ms. DiBattiste’s 2017 performance-based restricted stock units will vest on March 1, 2020 and convert into shares of the Company’s common stock based on, and subject to, the achievement of certain revenue and adjusted EBITDA goals established by the Compensation Committee and set forth in her Performance Restricted Stock Units Award Agreement. Executive officers may earn between 0% and 200% of the target performance-based restricted stock units set forth above, depending on the level of achievement determined by the Compensation Committee after the end of the applicable performance period.
The grants of time-based restricted stock units were made pursuant to the terms of a Restricted Stock Units Award Agreement, which sets forth the terms and conditions of time-based restricted stock units granted under the Plan. The 2018 time-based restricted stock units will vest in three equal installments on March 1, 2019, March 1, 2020 and March 1, 2021. Ms. DiBattiste’s 2017 time-based restricted stock units will vest in two equal installments on March 1, 2019 and March 1, 2020.
The Compensation Committee also approved grants to Ms. Hofstetter, effective October 4, 2018, in accordance with the terms of her Employment Agreement. Specifically, the Compensation Committee approved a long-term incentive award composed of (i) 42,095 performance-based restricted stock units, which will vest on March 1, 2021 and convert into shares of the Company’s common stock based on, and subject to, the achievement of the same revenue and adjusted EBITDA goals applicable to other executive officers, with an opportunity to earn between 0% and 200% of target units depending on the level of achievement; and (ii) 63,142 time-based restricted stock units, which will vest in three equal installments on March 1, 2019, March 1, 2020 and March 1, 2021. In addition, the Compensation Committee approved a grant of 23,021 restricted stock units, to vest in three equal installments on October 4, 2019, October 4, 2020 and October 4, 2021, representing the equity portion of Ms. Hofstetter’s sign-on bonus, as described above.

For Mr. Wiener and Ms. Hofstetter, settlement of vested shares under all awards described above will be deferred until the earlier of a change in control (as defined in each executive’s Employment Agreement) or separation from service.
Change of Control and Severance Agreements
On September 7, 2018, the Compensation Committee, after consultation with its outside compensation consultant, adopted new Change of Control and Severance Agreements (“COC/Severance Agreements”) with certain executive officers of the Company, including Mr. Fink and Ms. DiBattiste. This action followed a broader review of the Company’s corporate governance policies, including the adoption of a new compensation clawback policy, revised corporate governance guidelines, and new stock ownership guidelines for executive officers in May 2018, as previously disclosed. The new COC/Severance Agreements replace the Company’s prior agreements with the covered executive officers.
The new COC/Severance Agreements have an initial term of three years with automatic renewal for successive one-year periods thereafter, and in the event of a change of control (as defined in the COC/Severance Agreements), will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The COC/Severance Agreements provide that if the Company terminates a covered executive officer’s employment without cause or if he or she resigns for good reason (each as defined in the COC/Severance Agreements), then, subject to compliance with certain post-employment covenants, the executive officer would be eligible to receive (i) payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under the Company’s plans, policies and arrangements; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the executive officer’s severance period exceeds the permitted COBRA participation period) for the severance period; and (iii) the following salary and short-term incentive payments, depending on the time of termination or resignation:

Time of Termination or Resignation	Additional Salary and Short-Term Incentive Benefit
Prior to a change of control
Salary: Continuing payments at an annual rate equal to the sum of the executive officer’s annual base salary and target short-term incentive award then in effect, for a specified period following termination, to be paid periodically in accordance with the Company’s normal payroll policies. For Mr. Fink, this period is 15 months. For Ms. DiBattiste, this period is 12 months.
Short-Term Incentive Benefit: A lump sum cash payment equal to the product of multiplying (A) the full-year short-term incentive award the executive officer would have earned had he or she remained employed through the end of the calendar year of termination based on the degree of satisfaction of the applicable performance objectives (with any individual subjective performance objectives deemed achieved at the target level) by (B) a fraction, the numerator of which is the total number of days that have elapsed during the calendar year through the date of termination and the denominator of which is the total number of days in such calendar year.

On or within 12 months after a change in control
Salary: A lump sum cash payment (less applicable withholding taxes) equal to the sum of (A) a specified multiple of the executive officer’s annual base salary in effect immediately prior to his or her termination date or, if greater, at the level in effect immediately prior to the change in control plus (B) a specified multiple of the executive officer’s target short-term incentive award for the year in which termination occurs. For Mr. Fink, this multiple is 1.25. For Ms. DiBattiste, this multiple is 1.0.
Short-Term Incentive Benefit: A lump sum cash payment equal to the product of multiplying (A) an amount equal to the greater of (1) the executive officer’s target short-term incentive award for the year of termination and (2) the full-year short-term incentive award the executive officer would have earned had he or she remained employed through the end of the calendar year of termination based on the degree of satisfaction of the applicable performance objectives (with any individual subjective performance objectives deemed achieved at the target level) by (B) a fraction, the numerator of which is the total number of days that have elapsed during the calendar year through the date of termination and the denominator of which is the total number of days in such calendar year.

Further, if a covered executive officer is terminated without cause or resigns for good reason on or within 12 months after a change of control, the COC/Severance Agreements provide that such officer’s then-outstanding and unvested equity awards would be subject to the following treatment:

Time of Termination or Resignation	Outstanding and Unvested Equity Awards
On or within 12 months after a change in control
Equity Awards Not Subject to Performance Goals: Such awards will vest in full.
Equity Awards Subject to Performance Goals: Such awards will vest in an amount equal to either (a) the target number of shares subject to the award or (b) if at least 50% of the applicable performance period has been completed as of the date of termination and it would result in a greater number of shares becoming vested, the total number of shares that would have been earned had the executive officer remained employed through the end of the applicable performance period (as determined in good faith by the Compensation Committee), less the number of shares already vested under the award as of the date of termination.

The new COC/Severance Agreements removed a provision under the executive officers’ prior agreements that would have provided for accelerated vesting of equity awards in the event that an executive officer remained employed or continued to provide services to the Company through the one-year anniversary of a change of control. The new COC/Severance Agreements also narrowed the definition of “good reason” for covered executive officers in certain circumstances, including with respect to the short-term incentive benefit and equity awards granted on and after September 4, 2018.
Payments under the COC/Severance Agreements are contingent upon the executive officer’s execution and non-revocation of a release of claims in a form acceptable to the Company, as well as continued compliance with certain post-employment covenants. In the event that the payments or benefits under the COC/Severance Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and (ii) would subject the executive officer to the excise tax imposed by Section 4999 of the Code, the executive officer would receive such payment as would entitle him or her to receive the greatest after-tax benefit.
The foregoing description of the COC/Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the COC/Severance Agreement forms, copies of which are filed herewith as Exhibit 10.2 (for Mr. Fink) and Exhibit 10.3 (for Ms. DiBattiste and certain other executive officers) and are incorporated herein by reference.
Item 8.01 Other Events.
Press Release
On September 5, 2018, the Company issued a press release announcing that Ms. Hofstetter would join the Company as President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 4, 2018, by and between comScore, Inc. and Sarah Hofstetter
10.2	Form of Change of Control and Severance Agreement (CFO)
10.3	Form of Change of Control and Severance Agreement (Other Executive Officers)
99.1	Press release dated September 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: September 10, 2018